UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 28, 2021
(Date of earliest event reported)

SUN COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2021, Sun Communities Operating Limited Partnership (the “Operating Partnership”), and Sun Communities, Inc. (the “Company” and together with the Operating Partnership, the “Obligors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I of the Underwriting Agreement (collectively the “Underwriters”), in connection with the public offering by the Operating Partnership of $450 million in aggregate principal amount of its 2.300% Senior Notes due 2028 (the “2028 Notes”) and $150 million in aggregate principal amount of its 2.700% Senior Notes due 2031 (the “2031 Notes”, and, together with the 2028 Notes, the “Notes”). The 2031 Notes are additional notes of the same series as the $600 million aggregate principal amount of 2.700% Senior Notes due 2031 that the Operating Partnership issued on June 28, 2021. The 2031 Notes offered in this offering and such previously issued 2.700% Senior Notes due 2031 are identical (other than with respect to issue date and price) and will constitute a single series. The Company will fully and unconditionally guarantee the payment of principal and of premium, if any, and interest on the Notes. The offering is expected to close on October 5, 2021, subject to customary closing conditions.

The offering and sale of the Notes (and the related guarantees by the Company) have been registered under the Securities Act of 1933, as amended, pursuant to the Obligors’ effective shelf registration statement on Form S-3 (Registration No. 333-255020 and Registration No. 333-25502-01) (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Obligors and the Underwriters, and customary conditions to closing, indemnification obligations of the Obligors and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The 2028 Notes will be issued under an indenture, dated June 28, 2021 (the “Base Indenture”), by and among the Operating Partnership and UMB Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by a Second Supplemental Indenture, to be dated October 5, 2021, by and among the Obligors and the Trustee. The 2031 Notes will be issued under the Base Indenture, as amended and supplemented by the First Supplemental Indenture, dated June 28, 2021, by and among the Obligors and the Trustee.

Item 8.01	Other Events.

On September 28, 2021, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.    Description
1.1*    Underwriting Agreement dated September 28, 2021 by and among Sun Communities, Inc., Sun Communities Operating Limited Partnership, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC

99.1    Press Release dated September 28, 2021

104        Cover Page Interactive Data File (embedded within the inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: September 30, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer